UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 18, 2009

PREMIERE GLOBAL SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

GEORGIA
(State or Other Jurisdiction of Incorporation)

000-27778	59-3074176
(Commission File Number)	(IRS Employer Identification No.)

3280 Peachtree Road, NW, Suite 1000, Atlanta, Georgia 30305
(Address of Principal Executive Offices)	(Zip Code)

404-262-8400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On February 19, 2009, Premiere Global Services, Inc. issued a press release reporting on its financial results for the year and quarter ended December 31, 2008. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.  In accordance with General Instruction B.2 of Form 8-K, the information included or incorporated in Item 2.02 of this report, including Exhibit 99.1, is being furnished to the Securities and Exchange Commission and shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2009, we also announced that we appointed David E. Trine as Executive Vice President, Finance and that Mr. Trine will assume the role of Chief Financial Officer and Principal Accounting Officer following the filing of our annual report on Form 10-K for the year ended December 31, 2008.  Our current Chief Financial Officer and Principal Accounting Officer, Michael Havener, will continue to serve in that capacity through the filing of the annual report on Form 10-K and then will stay on with us in the role of Senior Vice President, Corporate Finance.

Prior to joining us, Mr. Trine, 48, served most recently as Chief Financial Officer of the Risk & Information Analytics Group of LexisNexis whose parent, Reed Elsevier, acquired ChoicePoint Inc. in September 2008. Prior to that time, he served as Senior Vice President, Chief Financial Officer and Principal Accounting Officer of ChoicePoint since October 2005.  Mr. Trine served in various roles at ChoicePoint and Equifax, Inc. prior to the spin-off of ChoicePoint from Equifax in January 1997 during his over 18 years with these companies, including as Treasurer from May 2000 to October 2005 and Vice President and Corporate Controller of ChoicePoint from May 1999 to October 2005. Mr. Trine holds a Bachelor of Science degree from Bob Jones University and is a Certified Public Accountant.

No family relationships exist between Mr. Trine and any of our directors or other executive officers. There are no arrangements between Mr. Trine and any other person pursuant to which Mr. Trine was selected as an officer, nor are there any transactions to which we are or were a participant and in which Mr. Trine has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Employment Agreement – David E. Trine

On February 18, 2009, the compensation committee of our board of directors approved, and our board of directors ratified, an employment agreement with Mr. Trine, effective February 19, 2009.  The following summary describes certain material provisions of the employment agreement, a copy of which is included as Exhibit 10.1 to this current report and is incorporated herein by reference.

Pursuant to the terms of the employment agreement, Mr. Trine’s annual base salary will be $375,000, and, unless the compensation committee determines otherwise prior to the end of the first quarter of a given calendar year, his target cash bonus will be equal to 60% of his respective base salary for such year, with 80% of each target cash bonus allocated to achievement of cumulative quarterly targets (20% per quarter) and 20% allocated to achievement of annual targets. For 2009, Mr. Trine’s target bonus will be equal to 60% of his annual base salary plus $50,000.

The term of Mr. Trine’s employment agreement expires on December 31, 2009. Thereafter, it renews automatically for successive one-year periods unless either party elects not to renew at least 90 days prior to expiration of the term. If we terminate his employment without cause either before or after a change in control or, if during the 24-month period following a change in control, Mr. Trine’s employment is terminated by him for good reason, or if in contemplation of, or during the 24-month period following, a change in control his employment is terminated by us or by our successor for failure to renew his employment agreement, he will be entitled to severance compensation equal to 200% of his base annual salary in effect on the date of termination. In addition, Mr. Trine will be entitled to an amount equal to the cost of obtaining COBRA coverage for 18 months following his date of termination. These severance amounts will be payable in a lump sum within 75 days following the effective date of termination.

Mr. Trine’s employment agreement provides that he will not compete with us or solicit any of our employees or customers during the term of his employment and for one year thereafter. His agreement also prohibits him from disclosing confidential business information during the term of his employment and for two years thereafter.

Our Chief Executive Officer will recommend that our compensation committee grant Mr. Trine 100,000 shares of restricted stock on March 31, 2009 (in order to eliminate “off cycle” grants since we generally grant stock awards on the last day of each fiscal quarter), vesting as to 25,000, 25,000 and 50,000 shares on the first, second and third anniversaries of the grant date, respectively, provided that Mr. Trine is employed by the Company on such dates.  Our Chief Executive Officer will also recommend to our compensation committee that upon a “change in control” of the Company, as defined in his employment agreement, the vesting of any unvested shares will accelerate in full and that upon Mr. Trine’s termination without “cause,” also as defined in his employment agreement, the vesting will accelerate with respect to the tranche next scheduled to vest.  The shares will be subject to terms and conditions as set forth in a restricted stock award agreement.

Mr. Trine will also receive a signing bonus of $50,000 and entered into our standard indemnification agreement.

2009 Incentive Bonus Criteria – David E. Trine

On February 18, 2009, the compensation committee approved the performance criteria for incentive bonus awards for 2009 for Mr. Trine. 20% of the value of such bonus awards will be determined with respect to our consolidated revenues, 60% with respect to adjusted EBITDA, which is determined as operating income, as reported, before depreciation, amortization, restructuring costs, asset impairments, equity-based compensation, net legal settlements, and related expenses and acquisition-related costs, and 20% with respect to management of days sales outstanding and days payable outstanding. In addition, similar to our other named executive officers, these financial performance criteria are based on constant foreign currency exchange rates, with Mr. Trine able to earn between 70% and 150% of his target bonus awards applicable to consolidated revenues and adjusted EBITDA criteria based on a sliding scale for achievement of 90% to greater than or equal to 110% of these bonus criteria as set forth below, with data between points interpolated on a straight-line basis:

Performance Percentage of Target	Payout Percentage of Bonus Earned
<90%	0%
90%	70%
95%	85%
100%	100%
105%	125%
110% or greater	150%

Mr. Trine’s other performance criteria, management of DSOs and DPOs, is not subject to a sliding scale. In addition, Mr. Trine will have an additional bonus opportunity of up to $75,000 relating to capital expenditure targets.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement between David E. Trine and the Registrant dated February 19, 2009.

99.1	Press Release, dated February 19, 2009, with respect to the Registrant’s financial results for the year and quarter ended December 31, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERE GLOBAL SERVICES, INC.

Date:	February 19, 2009	By:	/s/ Scott Askins Leonard
Scott Askins Leonard
Senior Vice President – Legal, General Counsel and Secretary

EXHIBIT INDEX

Exhibit

10.1	Employment Agreement between David E. Trine and the Registrant dated February 19, 2009.

99.1	Press Release, dated February 19, 2009, with respect to the Registrant’s financial results for the year and quarter ended December 31, 2008.